Exhibit 99.1

BRINKER INTERNATIONAL RELEASES SELECTED FIRST QUARTER OF FISCAL 2022 RESULTS
DALLAS (October 19, 2021) – Brinker International, Inc. (NYSE: EAT) today announced selected business results for the first quarter of fiscal 2022 and provided a business update for the second quarter of fiscal 2022 in advance of the Brinker International Investor Day to be held on October 20, 2021.
“Brinker’s first quarter delivered positive sales and continued to significantly outpace the industry in traffic,” said Wyman Roberts, Chief Executive Officer and President. “But the COVID surge starting in August exacerbated the industry-wide labor and commodity challenges and impacted our margins and bottom line more than we anticipated. We are responding to these COVID headwinds with increased focus on hiring and retention efforts, and working with our partners to gain further stabilization of the supply chain environment. In addition, we have taken immediate incremental pricing actions, increasing our full year target to 3% - 3.5%, to offset inflationary costs and protect margins as we move forward.”
Fiscal 2022 Highlights - First Quarter
•Brinker International’s Company sales in the first quarter of fiscal 2022 increased to $859.6 million as compared to $728.2 million in the first quarter of fiscal 2021.
•Operating income in the first quarter of fiscal 2022 increased to $25.6 million as compared to $24.4 million in the first quarter of fiscal 2021. Operating income, as a percentage of Total revenues, in the first quarter of fiscal 2022 decreased to 2.9% as compared to 3.3% in the first quarter of fiscal 2021.
•Restaurant operating margin, as a percentage of Company sales, in the first quarter of fiscal 2022 decreased to 10.4% as compared to 11.6% in the first quarter of fiscal 2021.
•The primary drivers of the decline in Restaurant operating margin were 150 bps of higher restaurant labor costs and 60 bps of higher commodity costs. Restaurant labor costs increased due to market rate and merit increases. Temporary incremental overtime and training costs also contributed to the increase.
•Net income per diluted share, on a GAAP basis, in the first quarter of fiscal 2022 increased to $0.28 as compared to $0.23 in the first quarter of fiscal 2021.
•Net income per diluted share, excluding special items, in the first quarter of fiscal 2022 increased to $0.34 as compared to $0.28 in the first quarter of fiscal 2021.
For non-GAAP reconciliations, please refer to the Non-GAAP Information and Reconciliations section of this release.

Comparable Restaurant Sales

	Fiscal 22 vs Fiscal 21
	Comparable Restaurant Sales(1)	Price Impact	Mix-Shift	Traffic
Company-owned	17.0%	0.6%	5.6%	10.8%
Chili’s	13.4%	0.6%	3.4%	9.4%
Maggiano’s	62.6%	0.2%	23.3%	39.1%

	Fiscal 22 vs Fiscal 20 - Comparable Restaurant Sales(1)(2)
	July	August	September	MTD October Through October 13
Brinker	8.0%	2.4%	6.1%	6.6%
Chili’s	8.8%	3.1%	7.0%	7.3%
Maggiano’s	1.6%	(2.2)%	(0.5)%	1.5%
(1)Comparable Restaurant Sales include restaurants that have been in operation for more than 18 months except acquired restaurants which are included after 12 months of ownership. Restaurants temporarily closed 14 days or more are excluded from comparable restaurant sales. Percentage amounts are calculated based on the comparable periods year-over-year.
(2)Represents comparable restaurant sales for the periods presented to the comparable periods prior to the COVID-19 pandemic.
Financial Metrics

	First Quarter
	2022	2021	2020
Company sales	$859.6	$728.2	$763.9
Total revenues	$876.4	$740.1	$786.0

Operating income	$25.6	$24.4	$31.2
Operating income as a percentage of Total revenues	2.9%	3.3%	4.0%
Restaurant operating margin, non-GAAP(1)	$89.1	$84.2	$84.3
Restaurant operating margin as a percentage of Company sales, non-GAAP	10.4%	11.6%	11.0%

Net income per diluted share	$0.28	$0.23	$0.39
Net income per diluted share, excluding special items, non-GAAP	$0.34	$0.28	$0.41
(1)Restaurant operating margin is defined as Company sales less Company restaurant expenses which includes Food and beverage costs, Restaurant labor and Restaurant expenses, and excludes Depreciation and amortization, General and administrative and Other (gains) and charges (see non-GAAP reconciliation below).

Forward Calendar
•Brinker International Investor Day on October 20, 2021
•Quarterly earnings release and call for the first quarter of fiscal 2022 on November 3, 2021
Webcast Information for Brinker International's Investor Day
Investors and interested parties are invited to listen to the audio webcast of Brinker International's Investor Day. The webcast will broadcast live on Brinker’s website on October 20, 2021 at 9 a.m. CDT:
https://investors.brinker.com/events/event-details/brinker-international-2021-investor-day
For those who are unable to listen to the live broadcast, a replay of the webcast will be available shortly thereafter and will remain on Brinker’s website until the end of the day November 3, 2021.
Non-GAAP Measures
Brinker management uses certain non-GAAP measures in analyzing operating performance and believes that the presentation of these measures in this release provides investors with information that is beneficial to gaining an understanding of the Company’s financial results. Non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP measures are included in the tables below.
About Brinker
Brinker International, Inc. is one of the world’s leading casual dining restaurant companies and home of Chili’s® Grill & Bar, Maggiano’s Little Italy® and two virtual brands: It’s Just Wings® and Maggiano’s Italian Classics. Founded by Norman Brinker in Dallas, Texas, we’ve ventured far from home, but stayed true to our roots. Brinker owns, operates or franchises more than 1,600 restaurants in 29 countries and two U.S. territories. Our passion is making people feel special, and we hope you feel that passion each time you visit one of our restaurants or invite us into your home through takeout or delivery. Learn more about Brinker and its brands at brinker.com.
Forward-Looking Statements
The statements and tables contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which could cause actual results to differ materially from our historical results or from those projected in forward-looking statements, and are currently, or in the future could be, amplified by the novel strain of the coronavirus (“COVID-19”) pandemic. Such risks and uncertainties include, among other things, uncertainty of the magnitude, duration, geographic reach and impact of the COVID-19 pandemic on local, national and global economies; the current, and uncertain future, impact of the COVID-19 pandemic and governments’ responses to it on our industry, business, growth, reputation, projections, prospects, financial condition, operations, cash flows, and liquidity; the impact of competition; changes in consumer preferences; consumer perception of food safety; reduced disposable income; unfavorable publicity; increased minimum wages; governmental regulations; the impact of mergers, acquisitions, divestitures and other strategic transactions; the Company’s ability to meet its business strategy plan; loss of key management personnel; failure to hire and retain high-quality restaurant management; the impact of social media; failure to protect the security of data of our guests and team members; product availability; regional business and economic conditions; litigation; franchisee success; inflation; changes in the retail industry; technology failures; failure to protect our intellectual property; outsourcing; impairment of goodwill or assets; failure to maintain effective internal control over financial reporting; actions of activist shareholders; adverse weather conditions; terrorist acts; health epidemics or pandemics (such as COVID-19); and tax reform; as well as the risks and uncertainties described in “Risk Factors” in our Annual Report on Form 10-K and future filings with the Securities and Exchange Commission.

NON-GAAP INFORMATION AND RECONCILIATIONS
Reconciliation of Net Income Excluding Special Items (in millions, except per share amounts)
Brinker believes excluding special items from its financial results provides investors with a clearer perspective of the Company’s ongoing operating performance and a more relevant comparison to prior period results.

	First Quarter
	Q1 22	EPS Q1 22	Q1 21	EPS Q1 21
Net income - GAAP	$13.2	$0.28	$10.7	$0.23
Special items - Other (gains) and charges(1)	4.5	0.10	3.8	0.08
Special items - Depreciation	0.1	0.00	0.2	0.01
Special items - Interest (2)	0.7	0.01	—	—
Income tax effect related to special items(3)	(1.3)	(0.03)	(1.0)	(0.02)
Special items, net of taxes	4.0	0.08	3.0	0.07
Adjustment for special tax items(4)	(1.1)	(0.02)	(0.8)	(0.02)
Net income, excluding special items - Non-GAAP	$16.1	$0.34	$12.9	$0.28
(1)    Special items - Other (gains) and charges in the first quarter of fiscal 2022 primarily consists of fixed asset write-offs associated with the ongoing Chili’s remodel project, new enterprise system implementation expenses, charges resulting from the impact of Hurricane Ida and other non-recurring charges.
(2)    Special items - Interest represents the write-off of unamortized debt issuance costs related to the restructuring of our new revolving credit facility in the first quarter of fiscal 2022.
(3)    Income tax effect related to special items is based on the statutory tax rate in effect at the end of each period presented.
(4)    Adjustment for special tax items in the first quarter of fiscal 2022 primarily related to a decrease in unrecognized tax benefits and excess tax windfalls associated with stock-based compensation.
Reconciliation of Restaurant Operating Margin (in millions, except percentages)

	First Quarter
	Q1 22	Q1 21
Operating income - GAAP	$25.6	$24.4
Operating income as a percentage of Total revenues	2.9%	3.3%

Operating income - GAAP	$25.6	$24.4
Less: Franchise and other revenues	(16.8)	(11.9)
Plus: Depreciation and amortization	39.3	37.4
General and administrative	36.5	30.5
Other (gains) and charges	4.5	3.8
Restaurant operating margin - non-GAAP	$89.1	$84.2
Restaurant operating margin as a percentage of Company sales	10.4%	11.6%
Restaurant operating margin is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative to operating income as an indicator of financial performance. Restaurant operating margin is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations. This non-GAAP measure is not indicative of overall Company performance and profitability because this measure does not directly accrue benefit to the shareholders due to the nature of costs excluded.
We define Restaurant operating margin as Company sales less Food and beverage costs, Restaurant labor and Restaurant expenses. We believe this metric provides a more useful comparison between periods and enables investors to focus on the performance of restaurant-level operations by excluding revenues not related to food and beverage sales at Company-owned restaurants, corporate General and administrative expenses, Depreciation and amortization, and Other (gains) and charges. Restaurant operating margin as presented may not be comparable to other similarly titled measures of other companies in our industry.
Fiscal 2020 Non-GAAP Reconciliations
For the first quarter of fiscal 2020 non-GAAP reconciliations, please refer to the Current Report on Form 8-K dated October 30, 2019.

FOR ADDITIONAL INFORMATION, CONTACT:
MIKA WARE
INVESTOR RELATIONS
investor.relations@brinker.com

MEDIA RELATIONS
media.requests@brinker.com

(800) 775-7290
3000 OLYMPUS BOULEVARD
DALLAS, TEXAS 75019